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                                 EXHIBIT 23(C)



                     CONSENT OF DELOITTE & TOUCHE LLP





                        INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of The Colonial BancGroup, Inc. on Form S-4 of our report dated February 23, 1996, appearing in the Annual Report on Form 10-K of Jefferson Bancorp, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Joint Proxy Statement and Prospectus, which is a part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Miami, Florida
November 19, 1996




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